Exhibit 99.1

news release

Investor Contact

John Springer

Vice President

Investor Relations

630.468.4797

SIRVA Reports Preliminary Results for the First Quarter Ended March 31, 2007

CHICAGO, May 15, 2007 —SIRVA, Inc. (NYSE: SIR), a global relocation services provider, today announced preliminary financial results for the first quarter ended March 31, 2007 as required by certain covenants under the Company’s credit facility. The Company is in the process of performing various closing procedures, as well as finalizing certain open items. The completion of these procedures could result in significant adjustments to the preliminary amounts reported in this release. Therefore, all results reported in this release should be considered preliminary until SIRVA completes these procedures and files its Quarterly Report on Form 10-Q for the first quarter ended March 31, 2007.

The Company announced a preliminary loss from continuing operations of $26.1 million, or $0.35 per diluted share, for the first quarter ended March 31, 2007, as compared to a loss of $32.5 million, or $0.44 per diluted share, for the corresponding period in 2006.  Including discontinued operations, the preliminary net loss was $26.2 million, or $0.35 per diluted share, for the first quarter ended March 31, 2007, as compared to a net loss of $28.1 million, or $0.38 per diluted share, for the corresponding period in 2006.  Revenues were $855.1 million for the first quarter ended March 31, 2007, as compared to $757.6 million for the corresponding period in 2006.

Financial results for the first quarter ended March 31, 2007 and 2006 include certain non-comparable items. Management believes that normalized financial measures, which exclude these non-comparable items, will facilitate a comparative evaluation of the Company’s underlying operating results. A reconciliation of operating loss from continuing operations to earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) from continuing operations on a reported and normalized basis is included at the end of this release.

Preliminary Results for the First Quarter Ended March 31, 2007

SIRVA’s revenues were $855.1 million for the first quarter ended March 31, 2007, an increase of $97.5 million, or 12.9 percent, from $757.6 million for the same period in 2006.  Service revenues were $410.7 million for the first quarter ended March 31, 2007, a slight decrease from $411.5 million for the same period in 2006.  Shipment volume within the Moving Services North America segment declined 13 percent, as ongoing weakness in the U.S. housing market continues to negatively impact consumer volumes.  Partially offsetting this impact was a 19 percent increase in fixed-fee closings within the Global Relocation Services segment.  Home sale revenues were $444.4 million for the first quarter ended March 31, 2007, an increase of $98.3 million, or 28.4 percent, from $346.1 million for the same period in 2006.

Operating loss from continuing operations was $19.5 million for the first quarter ended March 31, 2007, as compared to an operating loss of $22.4 million for the same period in 2006.  EBITDA from continuing operations was a loss of $8.7 million for the first quarter ended March 31, 2007, as compared to a loss of $14.1 million for the same period in 2006.  Included in the results for the first quarter ended March 31, 2007 and 2006 are the following non-comparable items:

Income (Expense)	2007	2006
Expenses related to Sale of Continental Europe	$(2.0)	$—
Gain on Sale of Continental Europe (preliminary) *	4.6	—
Moving Services North America Legal Settlement	—	(2.7)
Securities Class Action Expenses	—	(5.6)
Debt Extinguishment Expenses *	—	(1.0)
Non-Comparable Items	$2.6	$(9.3)

* Impacts EBITDA only

On a normalized basis, operating loss from continuing operations was $17.5 million for the first quarter ended March 31, 2007, as compared to a normalized operating loss of $14.1 million for the same period in 2006.  The increase in operating losses was driven primarily by the Moving Services North America segment, where lower shipment volumes resulted in a $3.3 million increase in operating losses.  In addition, Corporate operating losses were $1.1 million higher due primarily to professional fees associated with filing the Company’s 2005 financial statements.  These factors more than offset a $1.1 million reduction in operating losses within the Global Relocation Services segment, driven by lower home inventory losses.  The gross value of homes in inventory as of March 31, 2007 was $25.2 million lower than at December 31, 2006.  Within the Moving Services Europe and Asia Pacific segment, the operating loss was $0.1 million higher than year ago levels.  Included in the results for the first quarter ended March 31, 2007 and 2006, are operating losses of approximately $1.4 million and $1.8 million respectively related to the previously announced sale of certain moving operations within Continental Europe.  Normalized EBITDA from continuing operations for the first quarter ended March 31, 2007 was a loss of $11.3 million, as compared to a loss of $4.8 million for the same period in 2006.

The Company expects to file its 2006 Annual Report on Form 10-K on or before June 30, 2007, and plans to hold a conference call with investors to discuss its first quarter 2007 operating results in more detail thereafter.

Use of Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company’s results, the Company also routinely discloses certain financial measures that are not recognized under generally accepted accounting principles (“GAAP”) within the meaning of Regulation G under the federal securities laws, including EBITDA. Management believes this information is of interest to investors and facilitates more useful period-to-period comparisons of the Company’s financial results. Pursuant to the requirements of Regulation G, the Company has provided in this release a definition and a calculation of EBITDA and a reconciliation of EBITDA from continuing operations to operating income from continuing operations, the most direct comparable GAAP measure.

About SIRVA, Inc.

SIRVA, Inc. is a leading provider of relocation solutions to a well-established and diverse customer base around the world. The Company handles all aspects of relocation, including home purchase and home sale services, household goods moving, mortgage services and home closing and settlement services. SIRVA conducts more than 300,000 relocations per year, transferring corporate and government employees along with individual consumers. The Company operates in more than 40 countries with over 4,000 employees and an extensive network of agents and service providers. SIRVA’s well-recognized brands include Allied, Allied International, Allied Pickfords, Allied Special Products, DJK Residential, Global, northAmerican, northAmerican International, Pickfords, SIRVA Mortgage, SIRVA Relocation and SIRVA Settlement. More information about SIRVA can be found on the Company’s Web site at www.sirva.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical, but are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon SIRVA, Inc. and its subsidiaries.

There can be no assurance that future developments affecting the Company will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks, uncertainties and other factors, including without limitation those described under the caption “Item 1A. Risk Factors” and other risks described in the Company’s 2005 Annual Report on Form 10-K. The Company does not intend, and is under no obligation, to update any particular forward-looking statement included in this release.

SIRVA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In millions, except per share amounts)	Three Months Ended March 31,
	2007	2006

Revenues:
Service	$410.7	$411.5
Home sales	444.4	346.1
Total revenues	855.1	757.6

Direct expenses:
Purchased transportation expense	216.3	235.1
Cost of homes sold	449.1	351.9
Other direct expense	121.3	104.4
Total direct expenses	786.7	691.4
Gross margin	68.4	66.2

Operating expenses:
General and administrative expense	86.0	86.2
Intangibles amortization	1.9	2.4
Operating loss from continuing operations	(19.5)	(22.4)

Interest expense, net	15.2	10.2
Gain on sale of businesses	(4.6)	—
Other expense, net	0.3	—
Debt extinguishment expense	—	1.0
Loss from continuing operations before income taxes	(30.4)	(33.6)
Income tax benefit	(4.3)	(1.1)
Loss from continuing operations	(26.1)	(32.5)
(Loss) income from discontinued operations, net of income tax expense of zero and $17.4, respectively	(0.1)	4.4
Net loss	$(26.2)	$(28.1)

Basic and diluted (loss) income per share:
Loss from continuing operations	$(0.35)	$(0.44)
Income from discontinued operations	—	0.06
Net loss	(0.35)	(0.38)

SIRVA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(In millions, except share amounts)	March 31,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$41.9	$40.6
Accounts and notes receivable, net of allowance for doubtful accounts of $14.1 and $15.8, respectively	318.2	367.0
Relocation properties held for resale, net	200.3	220.7
Mortgages held for resale	85.6	86.9
Retained interest in receivables sold	47.7	49.0
Other current assets	32.2	35.6
Total current assets	725.9	799.8
Goodwill	295.4	295.0
Intangible assets, net	210.4	212.0
Property and equipment, net	73.2	86.6
Other long-term assets	25.4	25.8
Total long-term assets	604.4	619.4
Total assets	$1,330.3	$1,419.2
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$259.0	$269.9
Short-term debt	147.8	159.9
Accrued purchased transportation expense	40.4	74.7
Deferred revenue and other deferred credits	62.6	52.8
Accrued income taxes	49.4	54.9
Book overdrafts	44.8	39.5
Other current liabilities	97.5	113.3
Total current liabilities	701.5	765.0
Long-term debt	441.5	429.7
Deferred income taxes	69.0	68.3
Other long-term liabilities	88.1	97.4
Total long-term liabilities	598.6	595.4
Total liabilities	1,300.1	1,360.4
Stockholders’ equity:
Common stock, $0.01 par value, 500,000,000 shares authorized with 73,964,515 issued and outstanding at March 31, 2007 and December 31, 2006	0.7	0.7
Additional paid-in-capital	482.0	481.8
Accumulated other comprehensive loss	(18.0)	(15.4)
Accumulated deficit	(434.5)	(408.3)
Total stockholders’ equity	30.2	58.8
Total liabilities and stockholders’ equity	$1,330.3	$1,419.2

SIRVA, INC.

Supplemental Reconciliations

(unaudited)

(In millions)	Three Months Ended March 31,
	2007	2006
Normalized Operating Loss from Continuing Operations

Operating loss from continuing operations — as reported	$(19.5)	$(22.4)

Expenses related to sale of continental Europe	2.0	—
Securities class action expenses	—	5.6
Moving Services North America legal settlement	—	2.7

Normalized operating loss from continuing operations	$(17.5)	$(14.1)

EBITDA

Loss from continuing operations before income taxes — as reported	$(30.4)	$(33.6)

Interest expense, net	15.0	9.8
Depreciation and amortization	6.7	9.7

EBITDA	$(8.7)	$(14.1)

Note: Net amortization costs of $0.2 and $0.4 for the three months ended March 31, 2007 and 2006, respectively, have been excluded from interest expense in this schedule and included in depreciation and amortization.

Normalized EBITDA

EBITDA	$(8.7)	$(14.1)

Gain on sale of continental Europe	(4.6)	—
Expenses related to sale of continental Europe	2.0	—
Securities class action expenses	—	5.6
Moving Services North America legal settlement	—	2.7
Debt extinguishment expense	—	1.0

Normalized EBITDA	$(11.3)	$(4.8)